Exhibit 10.47

AMENDMENT No. 2
to
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

AMENDMENT No. 2 dated May 12, 2008 (“Amendment”) to AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT made as of the 25th day of May, 2004 (“Original Agreement”) by and among THE SHERIDAN GROUP, INC., a Maryland corporation (“Borrower”), BANK OF AMERICA, N.A. (the “Bank”), individually, as Administrative Agent, Issuer and a Lender, and the other Lenders under the Original Agreement.

RECITALS:

WHEREAS, Borrower, Lenders and Bank are party to the Original Agreement; and

WHEREAS, all capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed thereto in the Original Agreement;

NOW THEREFORE, the parties hereto, intending to be legally bound, agree that the Original Agreement be, and it hereby is amended as follows:

1.             Amendment to Section 11.01 – Indebtedness.  Subsection 11.01(c) shall be amended to read in full as follows:

(c)           Borrower will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise modify the terms of any Senior Secured Note Documents (other than to provide for additional collateral and guarantors from time to time, as required by the Senior Secured Note Documents).  Borrower will not, and will not permit any Subsidiary to, directly or indirectly, declare, pay, make or set aside any amount for redemption, repurchase or other payment in respect of Senior Secured Notes, except that Borrower and any of its Subsidiaries may:

(i)            make regularly scheduled payments required by the provisions of the Senior Secured Notes, to the extent permitted pursuant to the Intercreditor Agreement or other applicable agreement with the Agent and the Lenders; and

(ii)           repurchase Senior Secured Notes, in each instance, to the extent that each of the following conditions shall have been satisfied:

(A)          no Default or Event of Default shall then exist or would exist after giving effect thereto;

(B)           the Borrower shall have furnished to the Agent, not more than five (5) Business Days after the end of each calendar month, a certificate of the Chief Financial Officer of the Borrower showing (1) each such repurchase consummated during such month, including a listing of the Senior Secured Notes repurchased, the face value thereof and the consideration paid therefor (the “Note Repurchases”); (2) total Note Repurchases made after the date hereof; and (3) each resale of Senior Secured Notes consummated by the Borrower or any of its Subsidiaries during such month, including a listing of the Senior Secured Notes resold, the face value thereof and the consideration paid therefor; and

(C)           the amount expended for Note Repurchases (including expenses) after the date hereof shall not exceed $15,000,000 in the aggregate.

2.            Amendment to Section 13.01 – Defined Terms.  Section 13.01 shall be amended by replacing the word “securities” in clause (a) of the definition of “Restricted Payment” with the words “equity securities.”

3.            Representations and Covenants.  The Borrower certifies that all representations and warranties of the Loan Parties contained in the Loan Documents, including without limitation the schedules thereto, are true, correct and complete in all material respects on and as of the date hereof, and that all covenants and agreements made in the Loan Documents required to have been complied with and fulfilled by the Loan Parties as of the date hereof have been complied with and fulfilled in all material respects, and that no Default or Event of Default is in existence on the date hereof.

4.            Ratification.  Other than as specifically set forth herein, the Borrower hereby ratifies and confirms the Loan Documents and all instruments and agreements relating thereto, and confirms that (a) all of the foregoing remain in full force and effect, (b) each of the foregoing is enforceable against the Borrower in accordance with its terms, and (c) the Borrower has no defenses, claims or setoffs relative to the Loan Documents or its obligations thereunder.

5.            Authority and Enforceability.  Borrower hereby represents that:

(a)            It has full corporate power and authority to execute, deliver and perform this Amendment; and

(b)           The Agreement, as amended hereby, constitutes Borrower’s legal, valid and binding agreement, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

6.            Miscellaneous.  Article 15 of the Original Agreement is incorporated herein by this reference and shall apply to this Amendment.  Execution of this Amendment shall not constitute an agreement by the Bank to execute any other amendment or modification of the Loan Documents.  References to the Original Agreement in any document relating thereto shall be deemed to include this Amendment.

7.             Counterparts; Electronic Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile or by electronic transmission in “pdf” or other imaging format shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic transmission also shall promptly deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

THE SHERIDAN GROUP, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Executive Vice President and CFO
11311 McCormick Road, Suite 260
Hunt Valley, Maryland 21031-1437

Phone: (410) 785-7277
Fax: (410) 785-7217

AGENT AND LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Michael Strigel
Michael Strigel
Vice President

Mail Stop: PA7-188-11-01
1600 John F. Kennedy Blvd.
4 Penn Center, Suite 1100
Philadelphia, PA 19103
Phone: (267) 675-0214
Fax: (267) 675-0219

LENDER:	WACHOVIA BANK, N.A.

	By:	/s/ Lucy C. Campbell
Lucy C. Campbell, Senior Vice President
7 Saint Paul Street, 2nd Floor
Baltimore, MD 21202
Phone: (401) 332-5245
Fax: (401) 244-1236